                                                                    EXHIBIT 10.2

                   SECURITIZATION PROPERTY SERVICING AGREEMENT


                                     between


                  THE DETROIT EDISON SECURITIZATION FUNDING LLC
                                     Issuer


                                       and


                           THE DETROIT EDISON COMPANY
                                    Servicer





                            Dated as of [         ]

                                TABLE OF CONTENTS

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                                                                                                                  PAGE


                                    ARTICLE I
                                   Definitions

SECTION 1.01.         Definitions. ...............................................................................1
SECTION 1.02.         Other Definitional Provisions...............................................................1

                                   ARTICLE II
                          Appointment and Authorization

SECTION 2.01.         Appointment of Servicer; Acceptance of Appointment..........................................2
SECTION 2.02.         Authorization...............................................................................2
SECTION 2.03.         Dominion and Control Over the Securitization Property.......................................2

                                   ARTICLE III
                                Billing Services

SECTION 3.01.         Duties of Servicer..........................................................................2
SECTION 3.02.         Servicing and Maintenance Standards. .......................................................4
SECTION 3.03.         Certificate of Compliance...................................................................4
SECTION 3.04.         Annual Report by Independent Public Accountants.............................................4
SECTION 3.05.         Opinions of Counsel. .......................................................................5

                                   ARTICLE IV
    Services Related To Periodic Adjustments Remittances and Reconciliations

SECTION 4.01.         Periodic Adjustments........................................................................5
SECTION 4.02.         Limitation of Liability.....................................................................7
SECTION 4.03.         Remittances; Reconciliations................................................................8

                                    ARTICLE V
                           The Securitization Property

SECTION 5.01.         Custody of Securitization Property Records..................................................9
SECTION 5.02.         Duties of Servicer as Custodian.............................................................9
SECTION 5.03.         Instructions; Authority to Act.............................................................10
SECTION 5.04.         Effective Period and Termination...........................................................10

                                   ARTICLE VI
                                  The Servicer

SECTION 6.01.         Representations and Warranties of Servicer.................................................11
SECTION 6.02.         Indemnities of Servicer; Release of Claims.................................................12
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

SECTION 6.03.         Merger or Consolidation of, or Assumption of the Obligations of, Servicer..................14
SECTION 6.04.         Assignment of Servicer's Obligations.......................................................16
SECTION 6.05.         Limitation on Liability of Servicer and Others.............................................16
SECTION 6.06.         Detroit Edison Not To Resign as Servicer...................................................16
SECTION 6.07.         Servicing Fee..............................................................................16
SECTION 6.08.         Servicer Expenses..........................................................................16
SECTION 6.09.         Subservicing...............................................................................17
SECTION 6.10.         No Servicer Advances.......................................................................17
SECTION 6.11.         Protection of Title........................................................................17

                                   ARTICLE VII
                                     Default

SECTION 7.01.         Servicer Default...........................................................................17
SECTION 7.02.         Notice of Servicer Default.................................................................19
SECTION 7.03.         Waiver of Past Defaults....................................................................19
SECTION 7.04.         Appointment of Successor...................................................................19
SECTION 7.05.         Cooperation with Successor.................................................................20

                                  ARTICLE VIII
                            Miscellaneous Provisions

SECTION 8.01.         Amendment..................................................................................20
SECTION 8.02.         Maintenance of Accounts and Records........................................................20
SECTION 8.03.         Notices....................................................................................21
SECTION 8.04.         Limitations on Rights of Others............................................................21
SECTION 8.05.         Severability...............................................................................21
SECTION 8.06.         Separate Counterparts......................................................................21
SECTION 8.07.         Headings...................................................................................22
SECTION 8.08.         GOVERNING LAW..............................................................................22
SECTION 8.09.         Assignment to the Trustee..................................................................22
SECTION 8.10.         Nonpetition Covenants......................................................................22
SECTION 8.11.         Termination................................................................................22
SECTION 8.12.         Intercreditor Agreement....................................................................22
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                        EXHIBITS, ANNEXES AND APPENDICES

EXHIBIT A          Form of Certificate of Compliance
EXHIBIT B          Form of Routine True-Up Adjustment Request
EXHIBIT C          Form of Monthly Servicer Certificate
EXHIBIT D          Form of Semiannual Servicer Certificate
EXHIBIT E          Form of Annual Reconciliation
EXHIBIT F          Proceedings
ANNEX I            Servicing Procedures
APPENDIX A         Master Definitions

                                      -ii-

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         This SECURITIZATION PROPERTY SERVICING AGREEMENT, dated as of [ ], is between The Detroit Edison Securitization Funding LLC, a Michigan limited liability company, as issuer (the "Issuer"), and The Detroit Edison Company, a Michigan corporation ("Detroit Edison"), as the servicer of the Securitization Property hereunder (the "Servicer").

                              W I T N E S S E T H:

         WHEREAS the Servicer is willing to service the Securitization Property purchased from the Seller by the Issuer; and

         WHEREAS the Issuer, in connection with ownership of Securitization Property, desires to engage the Servicer to carry out the functions described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

         SECTION 1.02.  OTHER DEFINITIONAL PROVISIONS.

                  (a) "Agreement" means this Securitization Property Servicing Agreement, together with all Exhibits, Schedules and Annexes hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  (b) Non-capitalized terms used herein which are defined in the Statute, as the context requires, have the meanings assigned to such terms in the Statute, but without giving effect to amendments to the Statute after the date hereof which have a material adverse effect on the Issuer or the Securitization Bondholders.

                  (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                   ARTICLE II

                          APPOINTMENT AND AUTHORIZATION

         SECTION 2.01. APPOINTMENT OF SERVICER; ACCEPTANCE OF APPOINTMENT. Subject to Section 6.06 and Article VII, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

         SECTION 2.02. AUTHORIZATION. With respect to all or any portion of the Securitization Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

                  (a) execute and deliver, on behalf of itself, the Issuer, or both, as the case may be, any and all instruments, documents or notices, and

                  (b) on behalf of itself, the Issuer, or both, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the MPSC.

         The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

         SECTION 2.03. DOMINION AND CONTROL OVER THE SECURITIZATION PROPERTY. Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer is the owner of the Securitization Property and shall have dominion and control over the Securitization Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of the Issuer with respect to the Securitization Property. The Servicer hereby recognizes the security interest of the Trustee in the Securitization Property and agrees to hold the proceeds thereof in trust for the Issuer and the Trustee. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, the Statute or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Securitization Property, in each case unless such action is required by law or court or regulatory order.

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

                                   ARTICLE III

                                BILLING SERVICES

         SECTION 3.01. DUTIES OF SERVICER. The Servicer, as agent for the Issuer, shall have the following duties:

         (a) Duties of Servicer Generally.

                  (i) General Duties. The Servicer's duties in general shall include management, servicing and administration of the Securitization Property; obtaining meter reads, calculating electricity usage, billing, collection and posting of all payments in respect of the Securitization Property; responding to inquiries by Customers, the MPSC, or any federal, local or other state governmental authorities with respect to the Securitization Property; delivering Bills or arranging for delivery of Bills to Customers, accounting for the billing and collection of the SB Charge, investigating and handling delinquencies, processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Trustee and the Rating Agencies; and taking all necessary action in connection with Periodic Adjustments as set forth herein. Without limiting the generality of this Section 3.01(a)(i), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collection, payment processing and remittance set forth in Annex I hereto.

                  (ii) MPSC Regulations Control. Notwithstanding anything to the contrary in this Agreement, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by the Statute, the Financing Order and any MPSC Regulations as in effect at the time such duties are to be performed.

         (b) Reporting Functions.

                  (i) Annual Reconciliation Report. The Servicer shall deliver an annual written reconciliation report substantially in the form of Exhibit E hereto as required by Section 4.03(b) hereof.

                  (ii) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Trustee and the Rating Agencies in writing of any laws or MPSC Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

                  (iii) Other Information. Upon the reasonable request of the Issuer, the Trustee, or any Rating Agency, the Servicer shall provide to such Issuer, Trustee, or the Rating Agencies, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Securitization Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law for the Issuer, the Trustee, or the

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         Rating Agencies to monitor the Servicer's performance hereunder. In addition, so long as any of the Securitization Bonds of any Series are outstanding, the Servicer shall provide to the Issuer and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the SB Charge.

         SECTION 3.02. SERVICING AND MAINTENANCE STANDARDS. On behalf of the Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Securitization Property with reasonable care and in accordance with applicable law and regulations, including all MPSC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the SB Charge; (d) file Michigan UCC continuation statements to maintain the perfected security interest of the Trustee in the Securitization Property and use all reasonable efforts to otherwise enforce and maintain the Trustee's rights in respect of the Securitization Property and (e) comply in all material respects with all laws and regulations applicable to and binding on it relating to the Securitization Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Securitization Property, which, in the Servicer's judgment, may include the taking of legal action, at the Issuer's expense.

         SECTION 3.03. CERTIFICATE OF COMPLIANCE. The Servicer shall deliver to the Issuer, the Trustee and the Rating Agencies on or before March 31 of each year, commencing March 31, 2002 to and including the March 31 succeeding the Retirement of the Securitization Bonds, an Officer's Certificate substantially in the form of Exhibit A hereto (a "Certificate of Compliance"), stating that:
(i) a review of the activities of the Servicer during the twelve months ended the preceding December 31 (or, in the case of the first Certificate of Compliance to be delivered on or before March 31, 2002, the period of time from the date of this Agreement until December 31, 2001) and of its performance under this Agreement has been made under such Authorized Officer's supervision, and
(ii) to such Authorized Officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under this Agreement throughout such twelve months (or, in the case of the Certificate of Compliance to be delivered on or before March 31, 2002, the period of time from the date of this Agreement until December 31, 2001), or, if there has been a default in the fulfillment of any such material obligation, specifying each such material default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.04.  ANNUAL REPORT BY INDEPENDENT PUBLIC ACCOUNTANTS.

                  (a) The Servicer shall cause a firm of independent certified public accountants (which may provide other services to the Servicer) to prepare, and the Servicer shall deliver to the Issuer, the Trustee and the Rating Agencies, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, for the information and use of the Issuer, the Trustee and the Rating Agencies, on or before March 31 each year, beginning March 31,

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         2002 to and including the March 31 succeeding the Retirement of the
         Securitization Bonds, to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer's compliance with its obligations under this Agreement during the preceding twelve months ended December 31 (or, in the case of the first Annual Accountant's Report to be delivered on or before March 31, 2002, the period of time from the date of this Agreement until December 31, 2001), identifying the results of such procedures and including any exceptions noted.

                  (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 3.05. OPINIONS OF COUNSEL. The Servicer shall deliver to the Issuer and to the Trustee:

                  (a) promptly after the execution and delivery of this Agreement and of the Sale Agreement and of each amendment hereto or thereto, and on each Transfer Date, an Opinion of Counsel either:

                           (i) to the effect that, in the opinion of such
                  counsel, all Michigan UCC filings that are necessary to perfect the interests of the Trustee in the Securitization Property, to the extent perfection can be achieved by filing under the Michigan UCC and the Statute, have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                           (ii) to the effect that, in the opinion of such
                  counsel, no such action is necessary to perfect such interest; and

                  (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three full calendar months after the Initial Transfer Date, an Opinion of Counsel, dated as of a date during such 90-day period, either:

                           (i) to the effect that, in the opinion of such
                  counsel, all Michigan UCC filings have been executed and filed that are necessary to perfect the interest of the Trustee in the Securitization Property, to the extent perfection can be achieved by filing under the Michigan UCC and the Statute, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                           (ii) to the effect that, in the opinion of such
                  counsel, no such action is necessary to perfect such interest.

Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.


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                                   ARTICLE IV

                    SERVICES RELATED TO PERIODIC ADJUSTMENTS
                         REMITTANCES AND RECONCILIATIONS

         SECTION 4.01. PERIODIC ADJUSTMENTS. From time to time, until the Retirement of the Securitization Bonds, the Servicer shall identify the need for Periodic Adjustments and shall take all reasonable action to obtain and implement such Periodic Adjustments, all in accordance with the following:

                  (a) Expected Amortization Schedule. The Expected Amortization
         Schedule is attached to the Series Supplement.

                  (b) Routine True-Up Adjustments.

                           (i) With respect to each Series, the Servicer shall
                  file a Routine True-Up Adjustment Request with the MPSC in accordance with the 45-day schedule and the methodology approved by the Financing Order to ensure the expected recovery of sufficient amounts to timely provide all payments of debt service and other required amounts and charges in connection with the Securitization Bonds. For the purpose of preparing a Routine True-Up Adjustment Request pursuant to this Section 4.01(b)(i), the Servicer shall: (A) update the assumptions underlying the calculation of the SB Charge, including energy usage volume, the rate of charge-offs and estimated expenses and fees of the Issuer to the extent not fixed, in each case for the Remittance Period beginning on [ ] of such year; (B) update the calculation of Weighted Average Days Outstanding; (C) determine the Required Debt Service for such Remittance Period based upon such updated assumptions; and (D) determine the SB Charge to be charged during such Remittance Period based upon such Required Debt Service.

                           (ii) With respect to each Series, beginning on the
                  date that is twelve (12) months prior to the Expected Final Payment Date of the final Class of such Series and continuing through the Final Maturity Date of such Class, the Servicer shall file a Routine True-Up Adjustment Request with the MPSC at least 45 days prior to the end of any calendar quarter at such times as it may reasonably determine to meet the Required Debt Service for the then current Remittance Period.

                           (iii) The Servicer shall take all reasonable actions
                  and make all reasonable efforts to secure any Periodic Adjustments in clauses (i) and (ii) above (each, a "Routine True-Up Adjustment").

                  (c) Non-Routine True-Up Adjustments.

                               (i) Subject to the Rating Agency Condition,
                  whenever the Servicer determines that the existing model for calculating the SB Charge should be amended or revised or the Servicer otherwise determines that circumstances warrant, the Servicer shall file a Non-Routine True-Up Adjustment Request with

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



                  the MPSC designating the adjustments to such model and/or any corresponding adjustments to the SB Charge (collectively, a "Non-Routine True-Up Adjustment"), subject to the review and approval of the MPSC pursuant to the Financing Order.

                               (ii) The Servicer shall take all reasonable
                  actions and make all reasonable efforts to secure any Non-Routine True-Up Adjustments.

                               (iii) The Servicer shall implement any resulting
                  adjustments to the model and any resulting revised SB Charge as of the effective date of the Non-Routine True-Up Adjustment Request. If any Non-Routine True-Up Adjustment Request is denied by the MPSC, the Servicer shall notify the Issuer, the Trustee and the Rating Agencies by the end of the second Servicer Business Day after the Servicer's receipt of the MPSC's order denying such Non-Routine True-Up Adjustment Request.

                  (d) Reports.

                               (i) Notification of Adjustment Requests. Whenever
                  the Servicer files an Adjustment Request with the MPSC, the Servicer shall send a copy of such filing to the Issuer, the Trustee and the Rating Agencies concurrently therewith. If any Routine True-Up Adjustment Request does not become effective on the applicable date as provided in such filing and in accordance with the Financing Order, the Servicer shall notify the Issuer, the Trustee and the Rating Agencies by the end of the second Servicer Business Day after such applicable date.

                               (ii) Monthly Servicer Certificate. So long as any
                  Securitization Bonds are outstanding, not later than fifteen
                  (15) days after the end of each month after the Securitization Bonds are issued (excluding [ ] 2001), or if such day is not a Servicer Business Day, the next succeeding Servicer Business Day the Servicer shall deliver a written report substantially in the form of Exhibit C hereto (the "Monthly Servicer Certificate") to the Issuer, the Trustee and the Rating Agencies.

                               (iii) Semiannual Servicer Certificate. So long as
                  any Securitization Bonds are outstanding, not later than the Servicer Business Day immediately preceding each Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit D hereto (the "Semiannual Servicer Certificate") to the Issuer, the Trustee and the Rating Agencies.

         SECTION 4.02. LIMITATION OF LIABILITY.

                  (a) The Issuer and the Servicer expressly agree and acknowledge that:

                           (i) In connection with any Periodic Adjustment, the
                  Servicer is acting solely in its capacity as the servicing agent of the Issuer hereunder.

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


                           (ii) Neither the Servicer nor the Issuer shall be
                  responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to file the applications required by Section 4.01 in a timely and correct manner or other material breach by the Servicer of its duties under this Agreement that materially and adversely affects the Periodic Adjustments), by the MPSC in any way related to the Securitization Property or in connection with any Periodic Adjustment, the subject of any filings under Section 4.01.

                           (iii) The Servicer shall have no liability whatsoever
                  relating to the calculation of the SB Charge and the adjustments thereto (including any Non-Routine True-Up Adjustment), including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume, the rate of charge-offs, estimated expenses and fees of the Issuer, so long as the Servicer has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Securitization Bondholders, not receiving any payment, amount or return anticipated or expected in respect of any Securitization Bond generally, except only to the extent that the Servicer is liable under Section 6.02 of this Agreement.

                  (b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of any liability under Section 6.02 for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its obligations under this Agreement.

         SECTION 4.03.  REMITTANCES; RECONCILIATIONS.

                  (a) Subject to Section 4.03(b) below, on each Servicer Business Day commencing 45 days after the date of mailing of the first Bill invoicing the SB Charge, the Servicer shall cause to be made, within two (2) Servicer Business Days of deemed receipt, a wire transfer of immediately available funds to the General Subaccount of the Collection Account in an amount equal to the Estimated SB Charge Payments (as calculated in accordance with Annex I hereto) received on such day and on any prior day that was not a Servicer Business Day for which a Remittance has not previously been made (taking into account the Weighted Average Days Outstanding in effect from time to time). Prior to or simultaneous with each Remittance to the General Subaccount of the Collection Account pursuant to this Section 4.03, the Servicer shall provide written notice to the Trustee of each such Remittance (including the exact dollar amount to be remitted).

                  (b) On or before each [    ], the Servicer shall calculate the
         amount of any Remittance Shortfall or Remittance Excess attributable to the prior Reconciliation Period and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental wire transfer of immediately available funds to the General Subaccount of the Collection Account on the next Servicer Business Day following such calculation in the amount of such Remittance Shortfall, or (B) if a Remittance Excess exists, the Servicer shall deliver to the Issuer and the Trustee an Officer's Certificate requesting a payment or payments on succeeding Payment Dates from the Issuer equal to the amount of such Remittance Excess until the balance of the Remittance Excess has been reduced to zero. The Servicer shall deliver a written report substantially in the form of Exhibit E hereto (an "Annual Reconciliation Report") setting forth in reasonable detail the calculation of any Remittance Excess or Remittance Shortfall to the Issuer, the Trustee and the Rating Agencies.

                  (c) The Servicer agrees and acknowledges that it will remit Estimated SB Charge Payments in accordance with this Section 4.03 without any surcharge, fee, offset, charge or other deduction except as set forth in Section 4.03(b) above.

                                    ARTICLE V

                           THE SECURITIZATION PROPERTY

         SECTION 5.01. CUSTODY OF SECURITIZATION PROPERTY RECORDS. To assure uniform quality in servicing the Securitization Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Trustee as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Securitization Property, including copies of the Financing Order and all documents filed with the MPSC in connection with any Periodic Adjustment and computational records relating thereto (collectively, the "Securitization Property Records"), all of which are the sole property of the Issuer and which are hereby constructively delivered to the Trustee, as pledgee of the Issuer with respect to all Securitization Property.

         SECTION 5.02.  DUTIES OF SERVICER AS CUSTODIAN.

                  (a) Safekeeping. The Servicer shall hold the Securitization Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Securitization Property Records on behalf of the Issuer and the Trustee as shall enable the Issuer to comply with this Agreement and the Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer and the Trustee any failure on its part to hold the Securitization Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Securitization Property Records. The Servicer's duties to hold the Securitization Property Records on behalf of the Issuer set forth in this Section 5.02, to the extent such Securitization Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII hereof and (ii) no Securitization Bonds are outstanding.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain at all times records and accounts that will clearly identify SB Charges billed on behalf of the Issuer. The Servicer shall maintain the Securitization Property Records at 2000 2nd Avenue, Detroit, Michigan 48226 or at such other office as shall be specified to the Issuer and the Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection to the Issuer and the Trustee or their respective duly authorized representatives, attorneys or auditors the Securitization Property Records at such times during normal business hours as the Issuer or the Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this
         Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any MPSC Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

                  (c) Release of Documents. Upon instruction from the Trustee in accordance with the Indenture, the Servicer shall release any Securitization Property Records to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

                  (d) Defending Securitization Property Against Claims. The Servicer shall institute and maintain any action or proceeding necessary to compel performance by the MPSC or the State of Michigan of any of their obligations or duties under the Statute or the Financing Order, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order or the rights of holders of Securitization Property by legislative enactment, voter initiative, referendum, constitutional amendment or other means that would be adverse to Securitization Bondholders. The costs of any such action shall be payable as an Operating Expense in accordance with the priorities set forth in
         Section 8.02 of the Indenture. The Servicer's obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02 of the Indenture may be delayed (it being understood and agreed that the Servicer may be required to temporarily advance its own funds to satisfy its obligations hereunder).

         SECTION 5.03. INSTRUCTIONS; AUTHORITY TO ACT. For so long as any Securitization Bonds remain outstanding, the Servicer shall be deemed to have received proper instructions with respect to the Securitization Property Records upon its receipt of written instructions signed by an Authorized Officer of the Trustee.

         SECTION 5.04. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian shall become effective as of the Series Issuance Date and shall continue in full force and effect until terminated pursuant to this
Section 5.04. If any Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 7.01, the appointment of such Servicer as custodian shall terminate upon appointment of a successor Servicer, subject to the approval of the MPSC, and acceptance by such successor Servicer of such appointment.

                                   ARTICLE VI

                                  THE SERVICER

         SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF SERVICER. The Servicer makes the following representations and warranties as of each Transfer Date, on which the Issuer has relied and will rely in acquiring Securitization Property and in entering into this Agreement. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Securitization Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and has the power, authority and legal right to service the Securitization Property.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in, all jurisdictions, other than Michigan, in which the ownership or lease of property or the conduct of its business (including the servicing of the Securitization Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Securitization Property).

                  (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (f) Approvals. Except for filings with the MPSC for adjusting the SB Charge pursuant to this Agreement, filing of financing statements under the Michigan UCC and Michigan UCC continuation filings, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

                  (g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

                           (i) seeking to prevent the issuance of the
                  Securitization Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

                           (ii) except as set forth in Exhibit F, seeking any
                  determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement or any of the other Basic Documents; or

                           (iii) relating to the Servicer and which might
                  materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the Securitization Bonds.

                  (h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the MPSC by the Servicer on behalf of the Issuer with respect to the SB Charge or Periodic Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

         SECTION 6.02.  INDEMNITIES OF SERVICER; RELEASE OF CLAIMS.

                  (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  (b) The Servicer shall indemnify the Issuer and the Trustee (for itself and on behalf of the Securitization Bondholders) and each of their respective trustees, members, managers, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of:

                           (i) the Servicer's wilful misconduct, bad faith or
                  gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement;

                           (ii) the Servicer's breach of any of its
                  representations or warranties in this Agreement; and

                           (iii) litigation and related expenses relating to its
                  status and obligations as Servicer,

provided, however, that the Servicer shall not be liable for any Losses resulting from the wilful misconduct or gross negligence of any Person indemnified pursuant to this Section 6.02 (each, an "Indemnified Person") or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Servicer's breach.

         Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer has actually been prejudiced as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnified Person shall not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Servicer is an actual or potential party to such claim or action) unless the Servicer agrees in writing to such settlement, compromise or consent and such settlement, compromise or consent includes an unconditional release of the Servicer from all liability arising out of such claim, action, suit or proceeding.

                  (c) If any action, claim, demand or proceeding (including any governmental investigation) is brought or asserted against an Indemnified Person entitled to any indemnification provided for under this Section 6.02, such Indemnified Person shall promptly notify the Servicer in writing; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Servicer has been actually prejudiced as a result of such failure.

                  (d) The Servicer shall indemnify the Trustee and its respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss is due to the wilful misconduct, bad faith or gross negligence of the Trustee; provided, however, that the foregoing indemnity is extended to the Trustee solely in its individual capacity and not for the benefit of the Securitization Bondholders or any other Person. Such amounts with respect to the Trustee shall be deposited and distributed in accordance with the Indenture.

                  (e) The Servicer's indemnification obligations under Section 6.02(b) and (d) for events occurring prior to the removal or resignation of the Trustee or the termination of this Agreement shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the Trustee's reasonable attorneys' fees and expenses).

                  (f) Except to the extent expressly provided for in the Basic Documents (including the Servicer's claims with respect to the Servicing Fees and the Seller's claim for payment of the purchase price of the Securitization Property), the Servicer hereby releases and discharges the Issuer (including its Member, Managers, officers, employees and agents, if any), and the Trustee (including its respective officers, directors and agents) (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, which the Servicer shall or may have against any such Person relating to the Securitization Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the wilful misconduct, bad faith or gross negligence of the Released Parties.

         SECTION 6.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person:

                  (a) into which the Servicer may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Servicer,

                  (b) which results from the division of the Servicer into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Servicer,

                  (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or the major part of the electric distribution business of the Servicer,

                  (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Servicer, or

                  (e) which may otherwise succeed to all or the major part of the electric distribution business of the Servicer,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

                           (i) immediately after giving effect to such
                  transaction, no representation or warranty made pursuant to
                  Section 6.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

                           (ii) the Servicer shall have delivered to the Issuer,
                  the Trustee and the Rating Agencies an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

                           (iii) the Servicer shall have delivered to the
                  Issuer, the Trustee and the Rating Agencies an Opinion of Counsel either:

                                    (A) stating that, in the opinion of such
                           counsel, all filings to be made by the Servicer, including Michigan UCC filings, that are necessary fully to preserve and protect the interests of the Trustee in the Securitization Property have been executed and filed and reciting the details of such filings, or

                                    (B) stating that, in the opinion of such
                           counsel, no such action is necessary to preserve and protect such interests;

                           (iv) the Rating Agencies shall have received prior
                  written notice of such transaction; and

                           (v) the Servicer shall have delivered to the Issuer,
                  the Trustee and the Rating Agencies an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Servicer, the Issuer, the Trustee or the then existing Securitization Bondholders.

The Servicer shall not consummate any transaction referred to in subclauses (a),
(b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with subclauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon the satisfaction of all of the other conditions of this Section 6.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

         SECTION 6.04. ASSIGNMENT OF SERVICER'S OBLIGATIONS. The Servicer may not assign its obligations hereunder to any successor unless either (i) the Rating Agency Condition and any other condition specified in the Financing Order have been satisfied, or (ii) the Servicer is replaced by a successor pursuant to
Section 6.03 hereof.

         SECTION 6.05. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. The Servicer shall not be liable to the Issuer or the Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Securitization Property in accordance with this Agreement or related to its obligation to pay indemnification.

         SECTION 6.06. DETROIT EDISON NOT TO RESIGN AS SERVICER. Subject to the provisions of Sections 6.03 and 6.04, Detroit Edison shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Detroit Edison shall be communicated to the Issuer, the Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.04.

         SECTION 6.07. SERVICING FEE. The Issuer agrees to pay the Servicer the Servicing Fee with respect to all Series of Securitization Bonds. For so long as Detroit Edison is the Servicer, the Servicing Fee shall be five one-hundredths of one percent (0.05%) of the initial Principal Balance of the Securitization Bonds per annum payable by the Issuer in semiannual installments in arrears on each Payment Date pursuant Section 8.02 of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on such date shall be added to the Servicing Fee payable on the subsequent Payment Date. The foregoing fees constitute a fair and reasonable price for the obligations to be performed by the Servicer.

         SECTION 6.08. SERVICER EXPENSES. Except as otherwise expressly provided herein, the Servicer shall be required to pay all expenses incurred by the Servicer in performing its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to Securitization Bondholders and shall not be entitled to any additional payment or reimbursement therefor.

         SECTION 6.09. SUBSERVICING. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that unless such subservicer is an Affiliate of the Servicer the Rating Agency Condition shall have been satisfied in connection therewith; and provided further that the Servicer shall remain obligated and be liable to the Issuer, the Trustee and the Securitization Bondholders for the servicing and administering of the Securitization Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Securitization Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Trustee or the Securitization Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 6.06.

         SECTION 6.10. NO SERVICER ADVANCES. The Servicer shall not make any advances of interest on or principal of the Securitization Bonds.

         SECTION 6.11. PROTECTION OF TITLE. The Servicer shall take such actions and execute and file such filings and cause to be executed and filed such filings, take such actions and all in such manner and in such places as may be required by law to fully preserve, maintain and protect the interests of the Issuer and the Trustee in the Securitization Property, including all filings required under the Michigan UCC relating to the transfer of ownership of the Securitization Property by the Seller to the Issuer or the security interest granted by the Issuer to the Trustee in the Securitization Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.


                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01. SERVICER DEFAULT. If any one of the following events (each a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee; or

                  (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure:

                           (i) materially and adversely affects the
                  Securitization Property or the rights of the Securitization Bondholders, and

                           (ii) continues unremedied for a period of 60 days
                  after written notice of such failure has been given to the Servicer by the Issuer or by the Trustee or after discovery of such failure by an officer of the Servicer; or

                  (c) any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the Securitization Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof has been given to the Servicer by the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be;

                  (d) an Insolvency Event occurs with respect to the Servicer;
         or

                  (e) an Event of Investment Ineligibility under the trade receivables purchase and sale agreement, dated as of February 28, 1989, as amended and restated, among Detroit Edison, as seller, Corporate Asset Funding Company, Inc. and Citibank, N.A. and Citicorp North America, Inc., individually and as agent, and/or an Event of Termination under the trade receivables purchase and sale agreement dated as of February 28, 1989, as amended and restated, among Detroit Edison, as seller, Citibank, N.A. and Citicorp North America, Inc., individually and as agent;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Trustee, with the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds of all Series, by notice then given in writing to the Servicer (a "Termination Notice") may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 6.02 hereof and the obligation under Section
7.04 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default, the Issuer and the Trustee shall be entitled to apply to the MPSC or any court of competent jurisdiction for sequestration and payment to the Trustee of revenues arising with respect to the Securitization Property.

         On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securitization Property, the related SB Charge or otherwise, shall, upon appointment of a successor Servicer pursuant to Section 7.04, without further action, pass to and be vested in such successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitization Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Securitization Property or the related SB Charge. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitization Property Records to the successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Securitization Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Detroit Edison as Servicer shall not terminate Detroit Edison's rights or obligations under the Sale Agreement.

         SECTION 7.02. NOTICE OF SERVICER DEFAULT. The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 7.01.

         SECTION 7.03. WAIVER OF PAST DEFAULTS. The Trustee, with the consent of Holders of the majority of the outstanding principal amount of the Securitization Bonds of all Series, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required Remittances to the Trustee in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         SECTION 7.04.  APPOINTMENT OF SUCCESSOR.

                  (a) Upon the Servicer's receipt of a Termination Notice pursuant to Section 7.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fees, until a successor Servicer has assumed in writing the obligations of the Servicer hereunder pursuant to an assumption agreement or pursuant to clause (iii) below. In the event of the Servicer's removal or resignation hereunder, the Trustee, as assignee of the Issuer, may appoint a successor Servicer, with the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds of all Series, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer has not been appointed and accepted such appointment, the Trustee may petition the MPSC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if:

                           (i) such Person is permitted to perform the duties of
                  the Servicer pursuant to the Statute, the MPSC Regulations, the Financing Order and this Agreement;

                           (ii) the Rating Agency Condition has been satisfied;
                  and

                           (iii) such Person enters into a servicing agreement
                  with the Issuer having substantially the same provisions as this Agreement.

                  (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

                  (c) The successor Servicer may resign only if it is prohibited from serving as such by applicable law.

         SECTION 7.05. COOPERATION WITH SUCCESSOR. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.01. AMENDMENT. This Agreement may be amended by the Servicer and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

         Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the most recent Opinion of Counsel referred to in Section 3.05. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

         SECTION 8.02.  MAINTENANCE OF ACCOUNTS AND RECORDS.

                  (a) The Servicer shall maintain accounts and records as to the Securitization Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Estimated SB Charge Payments and Deemed SB Charge Payments.

                  (b) The Servicer shall permit the Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer's normal operations, to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Securitization Property and the SB Charge. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any MPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

         SECTION 8.03. NOTICES. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid,

                  (a) in the case of the Servicer, at The Detroit Edison Company, 2000 2nd Avenue, Detroit, Michigan 48226-1279, Attention:
         Secretary;

                  (b) in the case of the Issuer, at The Detroit Edison Securitization Funding LLC, 2000 2nd Avenue, 937 WCB, Detroit, Michigan 48226-1279, Attention: Corporate Secretary;

                  (c) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

                  (d) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

                  (e) in the case of Standard & Poor's, at Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention:
         Asset Backed Surveillance Department; and

                  (f) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 8.04. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and the Trustee, on behalf of itself and the Securitization Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 8.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 8.07. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 8.09.  ASSIGNMENT TO THE TRUSTEE.

                  (a) The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Securitization Bondholders of all right, title and interest of the Issuer in, to and under the Securitization Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

                  (b) In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         SECTION 8.10. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Securitization Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, and any amounts owed by the Issuer under any Interest Rate Swap Agreement, acquiesce in, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

         SECTION 8.11. TERMINATION. This Agreement shall terminate when all Securitization Bonds have been retired, redeemed or defeased in full in accordance with the Indenture.


         SECTION 8.12. INTERCREDITOR AGREEMENT. The Issuer and the Servicer are parties to an intercreditor agreement with the parties referred to in Section 7.01(e). So long as such intercreditor agreement remains in effect, to the extent of inconsistencies, if any, herewith, the intercreditor agreement shall govern.

         IN WITNESS WHEREOF, the parties hereto have caused this Securitization Property Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  THE DETROIT EDISON SECURITIZATION FUNDING LLC, as Issuer



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                  THE DETROIT EDISON COMPANY,
                                  as Servicer



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




                                  Acknowledged and Accepted:


                                  THE BANK OF NEW YORK,
                                    not in its individual capacity but solely as Trustee on behalf of the Holders of the Securitization Bonds



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                            CERTIFICATE OF COMPLIANCE

         The undersigned hereby certifies that he/she is the duly elected and acting [________] of The Detroit Edison Company, as servicer (the "Servicer") under the Securitization Property Servicing Agreement, dated as of [ ] (the "Servicing Agreement"), between the Servicer and The Detroit Edison Securitization Funding LLC (the "Issuer"), and further certifies on behalf of the Servicer that:

         1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the [twelve] months ended December 31, [___] has been made under the supervision of the undersigned pursuant to Section
3.03 of the Servicing Agreement; and

         2. To the undersigned's knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under the Servicing Agreement throughout the [twelve] months ended December 31, [___], except as listed on Annex A hereto.

         Executed as of this _______ day of ___________ .



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                            ANNEX A TO EXHIBIT A

                            LIST OF SERVICER DEFAULTS

Nature of Default                                           Status

                                                                       EXHIBIT B

                   FORM OF ROUTINE TRUE-UP ADJUSTMENT REQUEST


DATE:

Executive Secretary
Michigan Public Service Commission
6545 Mercantile Way, Suite 7
Lansing, MI  48911

Re:  Case No. U-12478

Dear            :

As required by Section 10k(3) of 2000 PA 142 and pursuant to the Order dated November 2, 2000 in Case No. U-12478 as clarified by an Order dated January 4, 2001 ("Financing Order"), The Detroit Edison Company ("Company") as Servicer (or any successor Servicer) of the Securitization Bonds, Series 2001-1 ("Securitization Bonds"), and on behalf of the trustee as assignee of The Detroit Edison Securitization Funding LLC hereby requests an adjustment to the Securitization Bond Charge ("SB Charge") and the securitization bond tax charge (the "Tax Charge").

This proposed adjustment is intended to satisfy Section 10k(3) and the Financing Order by ensuring that the SB Charge will recover amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Securitization Bonds as it [increases] [decreases] the charges due to [reduced] [increased] projected energy consumption levels [Explain other facts]. The proposed adjustment to the Tax Charge will ensure recovery of the associated tax liability.

Using the formula approved by the Commission in the Financing Order, this filing modifies the variables used in the SB Charge and provides the resulting adjusted SB Charge and Tax Charge. Attachment A shows, among other things, the revised assumptions and values for each of the variables used in calculating the proposed adjusted SB Charge, and Tax Charge, which is _______ (mills/kWh) and _______ (mills/kWh) respectively.

In accordance with the Financing Order, the Company requests that the Commission review and approve, on an expedited basis, the arithmetic computations set forth Attachment A. Assuming such review and approval, these changes shall be effective no later than [insert date 45 days after letter date].

Respectfully submitted,



Attachment

                                                       ATTACHMENT A TO EXHIBIT B



Table I below shows the current assumptions for each of the variables used in the SB Charge and Tax Charge calculation.

                                     TABLE I
                           INPUT VALUES FOR SB CHARGE

a)   Most recent payment date for which payment data is available ("Measure
     Date"):

b)   Last payment date related to this remittance period ("Target Date"):

c)   Annual ongoing transaction expenses to be paid through Target Date:

d)   Unpaid ongoing transaction expenses following payments on Measure Date:

e)   Required annual overcollateralization amount:

f)   Overcollateralization account deficiency following payments on Measure
     Date:

g)   Capital account deficiency following payments on Measure Date:

h)   Expected annual principal payments through Target Date:

i)   Unpaid principal payments following payments on Measure Date:

j)   Interest payments on outstanding principal to be paid through Target Date:

k)   Unpaid interest following payments on Measure Date:

l)   Total annual revenue requirement (sum of c. through k. above):

m)   Amounts on deposit in reserve account following payments on Measure Date:

n)   Collections expected to be realized in this remittance period from prior SB
     Charge:

o)   Required Debt Service (l. - m. - n.):

p) KWh consumption on which SB Charge is expected to be billed and collected in this remittance period:

q)   Federal corporate income tax rate

r)   Michigan single business tax rate

s)   Adjusted SB Charge ((cent)/kWh) (o./p.):

t)   Adjusted Tax Charge:

                                    TABLE II
         INPUT VALUES FOR WEIGHTED AVERAGE DAYS SALES OUTSTANDING

a)   Weighted Average Days Sales Outstanding ("WAD"):

b)   WAD: Percent of billed amounts collected in current month:

c)   WAD: Percent of billed amounts collected in second month after billing:

d)   WAD: Percent of billed amounts collected in third month after billing:

e)   WAD: Percent of billed amounts collected in fourth month after billing:

f)   WAD: Percent of billed amounts collected in fifth month after billing:

g)   Annual charge-offs for most recent reconciliation period:

                                                                       EXHIBIT C

                      FORM OF MONTHLY SERVICER CERTIFICATE

         Pursuant to Section 4.01(d)(ii) of the Securitization Property Servicing Agreement, dated as of [ ] (the "Agreement"), between The Detroit Edison Company, as servicer (the "Servicer") and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement.

For the Monthly Period:_____________


1. BILLINGS:

a)   Monthly kWh Consumption:

b)   Applicable SB Charge:

c)   Total SB Charge Amount Invoiced this Month:

d)   Cumulative SB Charge Amount Invoiced this Remittance Period:


2. REMITTANCES:

a)   Weighted Average Days Outstanding:

b)   Total Amount Remitted this Month:

c)   Cumulative Amount Remitted this Remittance Period:

3. BALANCES ON SUBACCOUNTS (AT END OF MONTHLY PERIOD):

a)   Reserve Subaccount Balance:

b)   Series Overcollateralization Subaccount Balance:

c)   Series Capital Subaccount Balance:

Executed as of this _____________ day of ___________.

                                  THE DETROIT EDISON COMPANY
                                  as Servicer



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT D

                     FORM OF SEMIANNUAL SERVICER CERTIFICATE

         Pursuant to Section 4.01(d)(iii) of the Securitization Property Servicing Agreement, dated as of [ ] (the "Agreement"), between The Detroit Edison Company, as servicer and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify, for the current Payment Date, as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.


1. ESTIMATED SB CHARGE PAYMENTS AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

     i.    Amount Remitted [Month] [Year]

     ii.   Amount Remitted [Month] [Year]

     iii.  Amount Remitted [Month] [Year]

     iv.   Amount Remitted [Month] [Year]

     v.    Amount Remitted [Month] [Year]

     vi.   Amount Remitted [Month] [Year]

     vii.  TOTAL AMOUNT REMITTED FOR THIS PERIOD (SUM OF I. THROUGH VI. ABOVE):

     viii. Net Earnings on Collection Account: ix. Expenses Paid to Date:

     X.    GENERAL SUBACCOUNT BALANCE (SUM OF VII. AND VIII. ABOVE MINUS IX.):

     xi.   Reserve Subaccount Balance

     xii.  Overcollateralization Subaccount Balance

     xiii. Capital Subaccount Balance

     XIV. COLLECTION ACCOUNT BALANCE (SUM OF X. THROUGH XIII. ABOVE):

2.   OUTSTANDING PRINCIPAL BALANCE AS OF PRIOR PAYMENT DATE BY TRANCHE:

     i.   Class A-1 Principal Balance Outstanding Securitization Bond:

     ii.  Class A-2 Principal Balance Outstanding Securitization Bond:

     iii. Class A-3 Principal Balance Outstanding Securitization Bond:

     iv.  Class A-4 Principal Balance Outstanding Securitization Bond:

     v.   Class A-5 Principal Balance Outstanding Securitization Bond:

     vi.  Class A-6 Principal Balance Outstanding Securitization Bond:

     VII. TOTAL SECURITIZATION BOND PRINCIPAL BALANCE:

3.   REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:

     A) PROJECTED PRINCIPAL BALANCES AND PAYMENTS


                                                                          Projected
                                                                      Principal Balance               Principal Due
                                                                      -----------------               -------------
     i.       Class A-1 Securitization Bond
     ii.      Class A-2 Securitization Bond
     iii      Class A-3 Securitization Bond
     iv.      Class A-4 Securitization Bond
     v.       Class A-5 Securitization Bond
     vi.      Class A-6 Securitization Bond
     VII.     TOTAL PROJECTED PRINCIPAL AMOUNT:



     B) REQUIRED INTEREST PAYMENTS

                                                                Securitization Bond          Days in          Interest
                                                                   Interest Rate        Applicable Period       Due
                                                                 ------------------     -----------------     --------
     i.       Class A-1 Securitization Bond
     ii.      Class A-2 Securitization Bond
     iii.     Class A-3 Securitization Bond
     iv.      Class A-4 Securitization Bond
     v.       Class A-5 Securitization Bond
     vi.      Class A-6 Securitization Bond
     VII.     TOTAL REQUIRED INTEREST AMOUNT:



     C) PROJECTED SUBACCOUNT PAYMENTS AND LEVELS

     Subaccount                                                             Projected Level             Funding Required
     ----------                                                             ---------------             ----------------
      i.       Capital Subaccount:
      ii.      Overcollateralization Subaccount:
      III.     TOTAL SUBACCOUNT PAYMENTS AND LEVELS:


4.   ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO SECTION
     8.02 OF INDENTURE:

     A) SEMIANNUAL EXPENSES

              Net Expense Amount (Payable on current Payment Date)
     i.       Trustee Fees and Expenses:
     ii.      Semiannual Total of Servicing Fee:
     iii.     Semiannual Administration Fee:
     iv.      Operating Expenses (subject to $100,000 cap):
     V.       TOTAL EXPENSES:

     B) SEMIANNUAL INTEREST

                                                                                                           Aggregate
                                                                                                           ---------
     i.       Class A-1 Securitization Bond
     ii.      Class A-2 Securitization Bond
     iii      Class A-3 Securitization Bond
     iv.      Class A-4 Securitization Bond
     v.       Class A-5 Securitization Bond
     vi.      Class A-6 Securitization Bond
     VII.     TOTAL SEMIANNUAL INTEREST:

     C) SEMIANNUAL PRINCIPAL

                                                                                                           Aggregate
                                                                                                           ---------
     i.       Class A-1 Securitization Bond
     ii.      Class A-2 Securitization Bond
     iii      Class A-3 Securitization Bond
     iv.      Class A-4 Securitization Bond
     v.       Class A-5 Securitization Bond
     vi.      Class A-6 Securitization Bond
     VII.     TOTAL SEMIANNUAL PRINCIPAL:

     D) OTHER PAYMENTS

     i.       Operating Expenses (in excess of $100,000):
     ii.      Funding of Series Capital Subaccount (to required amount):
     iii.     Funding of Series Overcollateralization Subaccount (to required level):
     iv.      Deposits to Reserve Subaccount:

5. OUTSTANDING PRINCIPAL BALANCE AND CoLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH DISTRIBUTION DATE):

     A) PRINCIPAL BALANCE OUTSTANDING:

     i.       Class A-1 Principal Balance Outstanding Securitization Bond:
     ii.      Class A-2 Principal Balance Outstanding Securitization Bond:
     iii.     Class A-3 Principal Balance Outstanding Securitization Bond:
     iv.      Class A-4 Principal Balance Outstanding Securitization Bond:
     v.       Class A-5 Principal Balance Outstanding Securitization Bond:
     vi.      Class A-6 Principal Balance Outstanding Securitization Bond:
     VII.     TOTAL SECURITIZATION BOND PRINCIPAL BALANCE:

     B) COLLECTION ACCOUNT BALANCES OUTSTANDING:

     i.       Series Capital Subaccount:
     ii.      Series Overcollateralization Subaccount:
     iii.     Reserve Subaccount:
     IV.      TOTAL SUBACCOUNT AMOUNT:

6.   SUBACCOUNT BALANCES AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO
     SECTION 8.02 OF INDENTURE):

     i.       Series Capital Subaccount:
     ii.      Series Overcollateralization Subaccount:
     iii.     Reserve Subaccount:
     IV.      TOTAL SUBACCOUNT BALANCES:

7. SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE (IF APPLICABLE):

     A) SEMIANNUAL INTEREST SHORTFALL

     i.       Class A-1 Securitization Bond
     ii.      Class A-2 Securitization Bond
     iii      Class A-3 Securitization Bond
     iv.      Class A-4 Securitization Bond
     v.       Class A-5 Securitization Bond
     vi.      Class A-6 Securitization Bond
     VII.     TOTAL SEMIANNUAL INTEREST SHORTFALL:

     B) SEMIANNUAL PRINCIPAL SHORTFALL

     i.       Class A-1 Securitization Bond
     ii.      Class A-2 Securitization Bond
     iii      Class A-3 Securitization Bond
     iv.      Class A-4 Securitization Bond
     v.       Class A-5 Securitization Bond
     vi.      Class A-6 Securitization Bond
     VII.     TOTAL SEMIANNUAL PRINCIPAL SHORTFALL:

8.   SHORTFALLS IN REQUIRED SUBACCOUNT LEVELS AS OF CURRENT DISTRIBUTION DATE:

     i.       Series Capital Subaccount:
     ii.      Series Overcollateralization Subaccount:
     III.     TOTAL SUBACCOUNT SHORTFALLS:


         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semiannual Servicer Certificate this ___ day of ____, ____.

                                  THE DETROIT EDISON COMPANY, as Servicer



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT E

                          FORM OF ANNUAL RECONCILIATION

         Pursuant to Section 4.03(b) of the Securitization Property Servicing Agreement, dated as of [ ], between The Detroit Edison Company, as servicer (the "Servicer") and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify as follows:

For the Reconciliation Period:_____________ to _____________

     1. CALCULATION OF REMITTANCE SHORTFALL OR REMITTANCE EXCESS:

     a) System-wide Billed Revenues:

     b) System-wide Charge-Offs:

     c) Actual Charge-Off % (b / a):

     f) "Estimated Charge-Off Percent":

     g) kWh Consumption ( [ ] to [ ]):

     h) SB Charge ( [ ] to [ ]):

     i) [Billed SB Charges ( [ ] to [ ]) (g x h):]

     j) kWh Consumption ( [ ] to [ ]):

     k) SB Charge ( [ ] to [ ]):

     l) [Billed SB Charges ( [ ] to [ ]) (j x k):]

     m) Deemed SB Charge Payments ([100% - c] x [i + l]):

     n) Estimated SB Charge Payments ([100% - f] x [i + l]):

     o) Remittance Shortfall (m - n, if positive):

     p) Remittance Excess (n - m, if positive):

     Executed as of this _____________ day of ___________.

                                  THE DETROIT EDISON COMPANY,
                                  as Servicer



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT F


                                   PROCEEDINGS

                                                                         ANNEX I

                              SERVICING PROCEDURES

         The Servicer agrees to comply with the following servicing procedures:

         SECTION 1. DEFINITIONS

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement and Appendix A thereto.

         SECTION 2. DATA ACQUISITION

         (a) Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced and maintained meters in accordance with the Servicer Policies and Practices.

         (b) Meter Reading. In accordance with the Servicer Policies and Practices, the Servicer shall obtain usage measurements for each Customer; provided, however, that the Servicer may determine any Customer's usage on the basis of estimates in accordance with MPSC Regulations.

         (c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

         SECTION 3. USAGE AND BILL CALCULATION

         The Servicer shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with MPSC Regulations) in accordance with the Servicer Policies and Practices and shall determine therefrom Billed SB Charges.

         SECTION 4. BILLING

         (a) The Servicer shall implement the SB Charge as soon as practical and shall thereafter bill each Customer for each Customer's Billed SB Charges in accordance with the provisions of this Section 4.

         (b) Frequency of Bills; Billing Practices. In accordance with the Servicer Policies and Practices, the Servicer shall generate and issue a Bill to each Customer. In the event that the Servicer makes any material modification to the Servicer Policies and Practices, it shall notify the Issuer, the Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Servicer Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Securitization Bondholders.

         (c) Format.

             (i) Each Bill to a Customer shall contain or be deemed to contain a Securitization Charge that shall include the SB Charge owed by such Customer for the applicable billing period.

             (ii) Each Bill shall identify the SB Charge and shall state that the entire SB Charge is owned by the Issuer and not the Seller.

             (iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers as MPSC Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by applicable law or by MPSC Regulations, the Servicer shall, subject to clauses (i) and (ii) of this subsection (c), determine the format, structure and text of all Bills in accordance with its reasonable business judgment, the Servicer Policies and Practices and historical practice.

         (d) Delivery. Except as provided in the next sentence, the Servicer shall deliver all Bills to Customers (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use in accordance with the Servicer Policies and Practices. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills that it renders, including printing and postage costs as the same may increase or decrease from time to time.


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


         SECTION 6. CUSTOMER SERVICE FUNCTIONS

         The Servicer shall handle all Customer inquiries and other Customer service matters according to the Servicer Policies and Practices.

         SECTION 7. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE

         (a) Collection Efforts, Policies, Procedures.

             (i) The Servicer shall collect Billed SB Charges from Customers as and when the same become due in accordance with such collection procedures as it follows with respect to comparable assets that it services for itself or others, including the following:

                 (A) The Servicer shall prepare and deliver overdue notices to Customers in accordance with MPSC Regulations and the Servicer Policies and Practices.

                 (B) The Servicer shall deliver past-due and shut-off notices in accordance with MPSC Regulations and the Servicer Policies and Practices.

                 (C) The Servicer may employ the assistance of collection agents in accordance with MPSC Regulations and the Servicer Policies and Practices.

                 (D) The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with MPSC Regulations and the Servicer Polices and Practices.

             (ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer Policies and Practices and (B) would comply in all material respects with applicable law.

             (iii) The Servicer shall accept payment from Customers in respect of Billed SB Charges in such forms and methods and at such times and places in accordance with the Servicer Policies and Practices.

         (b) Payment Processing, Allocation, Priority of Payments. The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Servicer Business Days after receipt.

         (c) Investment of Estimated SB Charge Payments Received. Prior to remittance on the applicable Remittance Date, the Servicer may invest Estimated SB Charge Payments at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer. The Servicer shall be entitled to retain as additional compensation any interest earnings on Estimated SB Charge Payments invested by it.

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


         (d) Calculation of Estimated SB Charge Payments and Deemed SB Charge Payments; Remittances. In accordance with Section 4.03(a) of the Agreement, the Servicer shall remit to the Trustee for deposit in the Collection Account an amount equal to the product of the Billed SB Charges for a particular billing date multiplied by the result of one hundred percent less the Estimated Charge-Off Percent. Such product shall constitute the amount of Estimated SB Charge Payments. Pursuant to Section 4.03(b) of the Agreement, on or before [ ] of each year, the Servicer shall calculate the amount of Deemed SB Charge Payments by multiplying the Billed SB Charges by the result of one hundred percent less the Actual Charge-Off Percent.

         (e) Remittances.

             (i) The Issuer shall cause to be established the Collection Account in the name of the Trustee in accordance with Section 8.02 of the Indenture.

             (ii) The Servicer shall make or cause to be made Remittances to the Collection Account in accordance with Section 4.03 of the Agreement.

             (iii) Any change of account or change of institution affecting the Collection Account shall not take effect until the Issuer has provided at least fifteen (15) Servicer Business Days written notice thereof to the Servicer.

         (f) Partial Collections. Upon a partial payment of amounts billed, including amounts billed under special contracts, such partial payments shall be allocated ratably among the SB Charge, the SB Tax Charge (as defined in the Financing Order) and the Seller's other billed amounts (including any accrued interest and late fees) based on the ratio of each component of the bill to the total bill.

         SECTION 8. Alternative Energy Suppliers

         The Servicer shall not permit any AES to bill or collect SB Charges on behalf of the Issuer unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied.

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